Exhibit 10.1

SELLAS LIFE SCIENCES GROUP, INC.

AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This Amendment to Warrant to Purchase Common Stock (this “Amendment”), dated as of January 2, 2020, is being entered into by and among SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), and the Holders identified on the signature pages hereto (the “Holders”).

WHEREAS, the Holders are the record and beneficial owners of certain warrants (the “March 2019 Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued pursuant to that certain Warrant Exercise Agreement dated March 6, 2019 by and among the Company and the Holders (or an affiliate thereof);

WHEREAS, pursuant to Section 2(c) of the March 2019 Warrants, in connection with the 1-for-50 reverse stock split announced by the Company on November 6, 2019, which took effect on November 8, 2019, the exercise price of the March 2019 Warrants was automatically adjusted, effective as of the close of business on November 8, 2019, from $1.40 to $70.00;

WHEREAS, pursuant to Section 9 of the March 2019 Warrants, the provisions of the March 2019 Warrants may be amended or waived, and the Company may take any action therein prohibited, or omit to perform any act therein required to be performed by it, only if the Company has obtained the written consent of the Holders; and

WHEREAS, the Company and the Holders have agreed to amend the March 2019 Warrants in the manner provided in this Amendment (the March 2019 Warrants, as so amended, the “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Holders and the Company hereby agree as follows:

1. Amendments. Section 1(b) of the March 2019 Warrants is hereby amended and shall be replaced in its entirety with the following language:

“1(b)    Exercise Price.     For purposes of this Warrant, “Exercise Price” means $7.50 per share, subject to adjustment as provided herein.”

2. No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Warrants shall remain unchanged and in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the laws of the State of New York, except for its conflicts of law provisions.

4. Counterparts. This Amendment may be executed in the original or by facsimile in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representatives.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos Stergiou
Name:	Angelos Stergiou, M.D., Sc.D. h.c.
Title:	President and CEO

EMPERY ASSET MASTER, LTD.
By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

EMPERY TAX EFFICIENT, LP
By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel

EMPERY TAX EFFICIENT II, LP
By: Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel